SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 20, 1998

                                  CYBEAR, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)

  DELAWARE                         333-24671                    13-3936988
 ----------                       -----------                   -----------
State or other                    (Commission                  (IRS Employer
jurisdiction of                   File Number                Identification No.)
incorporation

        5000 BLUE LAKE DRIVE, BOCA RATON, FLORIDA                      33431
        ------------------------------------------                  ---------
         (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (561) 994-1270
                                                          ---------------
           1997 CORP. 315 WEST 106TH STREET, NEW YORK, NEW YORK 10025
  -------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1. CHANGES IN CONTROL OF REGISTRANT.

         At a Special Meeting of the Stockholders of 1997 Corp. (the "Registrant") held on November 19,1998, the Stockholders of the Registrant approved and adopted the Merger Agreement and Plan of Reorganization, dated as of July 15, 1998 (the "Merger Agreement"), among the Registrant, CyBear, Inc., a Florida corporation ("CyBear"), Andrx Corporation ("Andrx"), and CyBear Capital Corp. On November 20, 1998 pursuant to the Merger Agreement, a newly formed subsidiary of the Registrant, CyBear Capital Corp., ("Mergerco") was merged with and into CyBear (the "Merger") and the Registrant acquired from the current shareholders of CyBear all of the outstanding capital stock of CyBear. As a result of the Merger, the separate existence and corporate organization of Mergerco ceased and CyBear became a wholly owned subsidiary of the Registrant There was no change in the ownership of the 270,000 shares of the Registrant Common Stock outstanding immediately prior to the Acquisition (after giving effect to a five-for-one Common Stock dividend payable on each of the 45,000 currently outstanding shares of the Registrant). As required by Rule 419 promulgated pursuant to the Securities Act of 1933, as amended, stockholders of the Registrant were required to reconfirm their purchase of the Registrant's shares and each stockholder who rejected or failed to approve the Merger Agreement was paid his or her pro rata share of the funds deposited in the Rule 419 escrow account at Continental Stock Transfer and Trust Company, or approximately $5.10 per share. Funds were returned for a total of 100 shares.

         All outstanding CyBear Common Shares were cancelled and were converted by virtue of the Merger into a total of 13,000,000 the Registrant Shares. All presently outstanding employee stock options of CyBear were assumed by the Registrant.

         The result of the Merger was that the holders of CyBear's Common Stock immediately prior to the consummation of the Merger Transaction own approximately 98% of the Registrant's Common Stock and the Registrant's original shareholders own 2% of the Registrant's Common Stock. Anda Generics, Inc., a subsidiary of Andrx, owns 12,536,667 shares of the Registrant and John Klein, Chairman of the Registrant, owns 333,333 shares of the Registrant's Common Stock. Pursuant to the Merger Agreement, effective upon the Merger, the directors and officers of CyBear became directors and officers of the Registrant and the former officers of the Registrant resigned. The current officers and directors of CyBear are:

Alan P. Cohen                  Director
John H. Klein                  Chairman and Director
Edward E. Goldman, M.D.        President, Chief Executive Officer and Director
Debra s. Richman               Executive Vice President--Business Development
Scott Lodin                    Vice President, General Counsel, Secretary and
                               Director
Angelo C. Malahias             Vice President and Chief Financial Officer

Upon consummation of the Merger the name of the Registrant was changed to "CyBear Inc." and the name of CyBear was changed to "CyBear Inc. (FL)".

         The Acquisition was effected pursuant to the Florida Business Corporation Law and is intended to be a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

         There are no arrangements known to the Registrant that may result in a subsequent change of control of the Registrant.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Financial Statements of CyBear, Inc.

         Report of Independent Accountants *

         Balance Sheet as of December 31, 1997*

         Statement of Operations for the period from February 5, 1997 (inception) to December 31, 1997*

         Statement of Shareholders' Deficit for the period from February 5, 1997 (inception) to December 31, 1997*

         Statement of Cash Flows for the period from February 5, 1997 (inception) to December 31, 1997*

         Notes to Financial Statements*

         Balance Sheet as of September 30, 1998

         Statement of Operations for the nine months ended September 30, 1998

         Statement of Shareholders' Deficit for the nine months ended September 30, 1998

         Statement of Cash Flows for the nine months ended September 30, 1998

         (b) PRO FORMA FINANCIAL INFORMATION

         Pro Forma Statement of Operations for the year ended December 31, 1997

         Pro Forma Balance Sheet as of September 30, 1998

         Pro Forma Statement of Operations for the nine months ended September 30, 1998

         (c) Exhibits.

2 Merger Agreement and Plan of Reorganization dated as of July 15, 1998 among 1997 Corp.,CyBear, Inc. and CyBear Capital Corp.**
-------------------
         * Incorporated by reference to Post-Effective Amendment No. 4 to Registrant's Registration Statement on Form SB-2 filed on October 20, 1998
         ** Incorporated by reference to Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form SB-2 filed on July 28, 1998

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CYBEAR, INC.

                                   By:/s/ EDWARD E. GOLDMAN
                                   --------------------------------------------
                                          Edward E. Goldman
                                          President, Chief Executive Officer
                                          and Director

Dated: December 7, 1998


                                  CYBEAR, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                   SEPTEMBER 30, 1998            DECEMBER 31, 1997
                                                   ------------------            -----------------
                                                      (Unaudited)
ASSETS
Current assets:
  Cash                                             $         1,000              $         1,000
  Prepaid expenses                                         134,570                       30,707
  Deferred merger costs                                     31,709                           --
                                                   ---------------               --------------
    Total current assets                                   167,279                       31,707

Property and equipment, net                                308,133                      189,065

Software license, net                                      159,897                      160,000

Software development costs, net                             70,000                           --
Other assets                                                 4,415                       14,684
                                                   ---------------              ---------------
     Total assets                                  $       709,724              $       395,456
                                                   ===============              ===============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                 $       238,306              $        64,813
  Accrued payroll and employee benefits                    162,243                       76,533
  Due to Andrx Corporation                               3,779,178                    1,268,773
                                                   ---------------               --------------
    Total current liabilities                            4,179,727                    1,410,119
                                                   ---------------               --------------
Commitments and contingencies (Notes 5 and 9)

Shareholders' deficit:
   Convertible preferred stock, $.001 par value;
      1,000,000 shares authorized, none issued and
      outstanding                                               --                           --
  Common stock, $.001 par value; 25,000,000
     shares authorized, 13,000,000 shares issued
     and outstanding                                        13,000                       13,000
  Additional paid-in capital                               543,226                      530,906
  Accumulated deficit                                   (4,026,229)                  (1,558,569)
                                                   ---------------               --------------
    Total  shareholders' deficit                        (3,470,003)                  (1,014,663)
                                                   ---------------               --------------

    Total liabilities and shareholders' deficit    $       709,724              $       395,456
                                                   ===============              ===============

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.


                                  CYBEAR, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                        CUMULATIVE FROM       FOR THE PERIOD FROM                               FOR THE PERIOD FROM
                                       FEBRUARY 5, 1997         FEBRUARY 5, 1997                                 FEBRUARY 5, 1997
                                        (INCEPTION) TO           (INCEPTION) TO           FOR THE NINE MONTHS     (INCEPTION) TO
                                      SEPTEMBER 30, 1998       DECEMBER 31, 1997       ENDED SEPTEMBER 30, 1998  SEPTEMBER 30, 1997
                                      ------------------      -------------------      ------------------------  ------------------
                                          (Unaudited)                                          (Unaudited)           (Unaudited)
Revenues:
  Software development services to
    Andrx Corporation                 $         95,927        $            95,927      $                     --  $           95,927
                                      ----------------        -------------------      ------------------------  ------------------

Operating expenses:
  Software development                       2,866,377                  1,502,370                     1,364,007           1,019,197
  General and administrative                 1,082,300                    123,906                       958,394              89,713
                                      ----------------        -------------------      ------------------------  ------------------

Total operating expenses                     3,948,677                  1,626,276                     2,322,401           1,108,910
                                      ----------------        -------------------      ------------------------  ------------------

Loss from operations                        (3,852,750)                (1,530,349)                   (2,322,401)         (1,012,983)

Interest expense on due to
  Andrx Corporation                           (173,479)                   (28,220)                     (145,259)             (8,629)
                                      ----------------        -------------------      ------------------------  ------------------
Net loss                              $     (4,026,229)       $        (1,558,569)     $             (2,467,660)         (1,021,612)
                                      ================        ===================      ========================  ==================

Basic and diluted net loss per share  $          (0.31)       $             (0.12)     $                  (0.19) $            (0.08)
                                      ================        ===================      ========================  ==================

Basic and diluted weighted average
 shares of common stock outstanding         12,873,201                 12,768,303                    13,000,000          12,720,252
                                      ================        ===================      ========================  ==================



                 The accompanying notes to financial statements are an integral part of these statements these statements.


                                  CYBEAR, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF SHAREHOLDERS' DEFICIT

                                        CONVERTIBLE
                                      PREFERRED STOCK                COMMON STOCK          ADDITIONAL                     TOTAL
                                      ---------------               -------------           PAID-IN     ACCUMULATED   SHAREHOLDERS'
                                 SHARES            AMOUNT        SHARES         AMOUNT      CAPITAL       DEFICIT        DEFICIT
                                 ------            ------        ------         ------     ----------   -----------   -------------
FEBRUARY 5, 1997 (INCEPTION)          --      $      --              --       $      --  $        --   $        --     $        --
Issuance of shares
  of common stock to Andrx
  Corporation as promoter             --             --      12,870,000          12,870      487,130            --         500,000
Issuance of shares of
  convertible preferred stock    130,000            130              --              --       29,870            --          30,000
Shares of common stock
  issued in connection
  with conversion of shares
  of convertible preferred
  stock                        (130,000)          (130)         130,000             130           --            --              --
Options granted to
  consultants                         --             --              --              --       13,906            --          13,906
Net loss                              --             --              --              --           --    (1,558,569)     (1,558,569)
                              ----------      ---------    ------------       ---------  -----------    ----------     -----------

BALANCE, DECEMBER 31, 1997            --             --      13,000,000          13,000      530,906    (1,558,569)     (1,014,663)
Options granted to
 consultants (unaudited)              --             --              --              --       12,320            --          12,320
Net loss (unaudited)                  --             --              --              --           --    (2,467,660)     (2,467,660)
                              ----------      ---------    ------------       ---------  -----------    ----------     -----------
BALANCE, SEPTEMBER 30, 1998
(unaudited)                           --      $      --      13,000,000       $  13,000  $   543,226   $(4,026,229)    $(3,470,003)
                              ==========      =========    ============       =========  ===========    ==========     ===========


                 The accompanying notes to financial statements
                   are an integral part of these statements.


                                  CYBEAR, INC.

                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                      CUMULATIVE FROM    FOR THE PERIOD FROM                    FOR THE PERIOD FROM
                                                     FEBRUARY 5, 1997      FEBRUARY 5, 1997       FOR THE        FEBRUARY 5, 1997
                                                      (INCEPTION) TO        (INCEPTION) TO  NINE MONTHS ENDED    (INCEPTION) TO
                                                     SEPTEMBER 30, 1998   DECEMBER 31, 1997 SEPTEMBER 30, 1998   SEPTEMBER 30, 1997
                                                     ------------------   ----------------  ------------------   ------------------
                                                        (Unaudited)                            (Unaudited)         (Unaudited)
Cash flows from operating activities:
  Net loss                                            $     (4,026,229)   $    (1,558,569)  $       (2,467,660)  $       (1,021,612)
  Adjustments to reconcile net loss to net cash used
  in operating activities
    Depreciation and amortization                               128,784            51,470               77,314               36,025
    Options granted to consultants                               26,226            13,906               12,320                9,713
    Change in operating assets and liabilities
       Prepaid expenses                                        (134,570)          (30,707)            (103,863)              (2,100)
       Deferred merger costs                                    (31,709)               --              (31,709)                  --
       Other assets                                              (4,415)          (14,684)              10,269              (11,467)
       Accounts payable                                         238,306            64,813              173,493              137,783
       Accrued payroll and employee benefits                    162,243            76,533               85,710               25,771
                                                      -----------------   ---------------    -----------------   ------------------
         Net cash used in operating activities               (3,641,364)       (1,397,238)          (2,244,126)            (825,887)
                                                      -----------------   ---------------    -----------------   ------------------

Cash flows from investing activities:
  Purchases of  property and equipment                         (436,814)         (240,535)            (196,279)            (224,242)
  Purchase of software license                                 (160,000)         (160,000)                  --             (160,000)
  Software development costs                                    (70,000)               --              (70,000)                  --
                                                      -----------------   ---------------    -----------------   ------------------
         Net cash used in investing activities                 (666,814)         (400,535)            (266,279)            (384,242)
                                                      -----------------   ---------------    -----------------   ------------------
Cash flows from financing activities:
   Proceeds from issuance of shares of common stock             500,000           500,000                   --              500,000
   Proceeds from promissory note issued for purchase
      of shares of convertible preferred stock                   30,000            30,000                   --               15,000
   Proceeds from due to Andrx Corporation                     3,779,178         1,268,773            2,510,405              701,105
                                                      -----------------   ---------------    -----------------   ------------------
          Net cash provided by financing activities           4,309,178         1,798,773            2,510,405            1,216,105
                                                      -----------------   ---------------    -----------------  ------------------

Net increase in cash                                              1,000             1,000                   --                5,976
Cash, beginning of period                                            --                --                1,000                   --
                                                      -----------------   ---------------    -----------------   ------------------
Cash, end of period                                   $           1,000   $         1,000    $           1,000   $            5,976
                                                      =================   ===============    =================   ==================


                 The accompanying notes to financial statements
                   are an integral part of these statements.

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                        (INCEPTION) TO SEPTEMBER 30, 1997

(1) GENERAL

         CyBear, Inc. ("CyBear" or the "Company"), a Florida corporation in the development stage, was incorporated on February 5, 1997. CyBear, Inc. is a 99% owned subsidiary of Andrx Corporation ("Andrx"). CyBear is a healthcare communications technology company developing technology and products that will address communication and information problems within the healthcare community. The Company is developing a suite of Internet-based productivity software applications and communication networks for the healthcare industry. These connectivity products will feature electronic management tools for prescriptions, patient referrals, laboratory test submission and reporting, hospital admissions, and other healthcare related activities. In addition, CyBear will also market a healthcare Internet service provider ("ISP") for the healthcare community. From February 5, 1997 (inception) through December 31, 1997, the Company's principal activities have consisted of developing its products and providing software development services to Andrx.

MANAGEMENT'S PLANS

         From February 5, 1997 (inception) through September 30, 1998, the Company has incurred a net loss of $4,026,229 and has been dependent upon funding from Andrx. Management anticipates incurring additional net losses in the near term, as the focus of the Company's business is to develop its products. Andrx is committed to the required funding of the Company's future operations under a credit agreement with the Company.

         The Company has not yet completed third-party testing of the basic connectivity product platform or the development or testing of certain system enhancements. The Company will be required to commit considerable time, effort and resources to finalize such development and adapt its software to satisfy specific requirements of potential customers. As of September 30, 1998, CyBear's planned ISP is in development and will require substantial resources prior to its commercial introduction.

         The likelihood of the success of the Company must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the development of new business ventures. CyBear's business risks include its limited operating history, the emerging and competitive nature of its markets, the rapid technology change in its industry, changes in government regulations, dependence on network infrastructure and telecommunications carriers, dependence on a limited number of key personnel and market acceptance and profitability of its products. In addition, the Company utilizes software and related technologies throughout its businesses that may be affected by the date change in the year 2000. The Company is in the process of evaluating the full scope and related costs to insure that its systems, third-party software and technologies it utilizes will not be affected by the date change in the year 2000. At this time, the expenses associated with this assessment and potential remediation plan cannot be determined.

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                   1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                       (INCEPTION) TO SEPTEMBER 30, 1997

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT, NET

         Property and equipment is recorded at cost less accumulated depreciation or amortization. Depreciation or amortization is provided using the straight-line method over the following estimated useful lives:

     Computer hardware and software      3 years
     Furniture and fixtures              5 years
     Leasehold improvements              Lesser of useful life or term of lease

         Major renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred.

SOFTWARE LICENSE

         CyBear has entered into an agreement with a third party to license the use of their software to be utilized in the Company's Internet-based software applications at a minimum of 600 customer sites for an unlimited period of time. The license is capitalized and will be amortized on a per site basis using the straight-line method over an estimated life of three years from the date of installation of such software applications at customer sites. As of December 31, 1997, there had not been any site installations and, accordingly, no amortization expense was recorded.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

         The Company utilizes the provisions of Financial Accounting Standards Board ("FASB") Statement on Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which requires that long-lived assets be reviewed for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. To determine a loss, if any, to be

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                        (INCEPTION) TO SEPTEMBER 30, 1997

recognized, the book value of the asset would be compared to the market value or expected future cash flow value. Such provisions had no impact on the Company's financial position or results of operations as of or for the period from February 5, 1997 (inception) to December 31, 1997.

REVENUE RECOGNITION

         Software development service revenues which to date have been rendered to Andrx are recognized at the time the services are rendered.

SOFTWARE DEVELOPMENT COSTS

         SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. As of December 31, 1997, the Company has not yet achieved technological feasibility for its products and as such, all costs related to software development were expensed as incurred.

START-UP COSTS

         All costs to organize the Company and start up its operations are expensed as incurred.

STOCK-BASED COMPENSATION

         Under the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation", companies can either measure the compensation cost of equity instruments issued to employees under employee compensation plans using a fair value based method, or can continue to recognize compensation cost using the intrinsic value method under the provisions of Accounting Principles Board Opinion ("APB") No. 25. However, if the provisions of APB No. 25 are applied, pro forma disclosures of net income or loss and earnings or loss per share must be presented in the financial statements as if the fair value method had been applied. For the period from February 5, 1997 (inception) to December 31, 1997, the Company recognized compensation costs for options granted to non-employees under the provisions of APB No. 25, and the Company has provided the expanded disclosure required by SFAS No. 123 (See Note 8).

INCOME TAXES

         The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". The provisions of SFAS No. 109 require, among other things, recognition of future tax benefits measured at enacted rates attributable to the deductible temporary differences between the financial statement and income tax bases of assets and liabilities and to tax net operating loss carryforwards to the extent that the realization of said benefits is "more likely than

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                        (INCEPTION) TO SEPTEMBER 30, 1997

not". The Company's taxable results are included in the consolidated income tax return of Andrx (see Note 4).

NET LOSS PER SHARE

         In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 supersedes APB No. 15, "Earnings Per Share", and specifies the computation, presentation and disclosure requirements for earnings or loss per share. The provisions of SFAS No. 128 are effective for financial statements for periods ended after December 15, 1997. The Company has adopted the provisions of SFAS No. 128.

         For the period from February 5, 1997 (inception) to December 31, 1997, basic and diluted net loss per share is based on the weighted average number of shares of common stock outstanding. Since the effect of common stock equivalents was antidilutive, all such equivalents were excluded in diluted loss per share.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount of due to Andrx approximates fair value due to the short maturity of this instrument.

COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income", was issued by the FASB in June 1997. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has adopted the provisions of SFAS No. 130 as of January 1, 1998. The adoption of the provisions of this standard did not have a material impact on the Company's existing report disclosures. CyBear's comprehensive losses and net losses are the same for all periods presented.

BUSINESS SEGMENTS

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", was issued by the FASB in June 1997. This Statement establishes standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company will adopt the provisions of SFAS No. 131 for the year ending December 31, 1998. The adoption of the provisions of this standard will not have a material impact on the Company's existing reporting disclosures.

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                     (INCEPTION) TO SEPTEMBER 30, 1997

DERIVATIVES

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" was issued by the FASB in June 1998. SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

         SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. A company may also implement the provision of the SFAS No. 133 Statement as of the beginning of any fiscal quarter after issuance. SFAS No. 133 cannot be applied retroactively. SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998).

The Company has not yet quantified the impacts of adopting SFAS No. 133 on its financial statements and has not determined the timing of or method of its adoption of SFAS No. 133.

UNAUDITED FINANCIAL STATEMENTS

         The interim financial statements as of September 30, 1998, for the nine months ended September 30, 1998, for the period from February 5, 1997 (inception) to September 30, 1997 and for the cumulative period from February 5, 1997 (inception) to September 30, 1998 and all related footnote information are unaudited. In the opinion of management, such unaudited financial statements have been prepared by CyBear pursuant to the rules and regulations of the Securities and Exchange Commission. The unaudited financial statements reflect, in the opinion of management, all material adjustments (which include only normal recurring adjustments) necessary to present fairly the Company's financial position and results of operations. The results of operations and cash flows for the nine months ended September 30, 1998, are not necessarily indicative of the results of operations or cash flows which may be expected for the remainder of 1998.

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                        (INCEPTION) TO SEPTEMBER 30, 1997

(3) PROPERTY AND EQUIPMENT, NET

         Property and equipment is summarized as follows:

                                                     SEPTEMBER 30,        DECEMBER 31,
                                                         1998                1997
                                                     ------------        -------------
                                                     (Unaudited)
Computer hardware and software                       $    330,286        $     164,410
Furniture and fixtures                                     97,725               73,408
Leasehold improvements                                      8,803                2,717
                                                     ------------        -------------
                                                          436,814              240,535
Less: accumulated depreciation and amortization          (128,681)             (51,470)
                                                     ------------        -------------
Property and equipment, net                          $    308,133        $     189,065
                                                     ============        =============


(4)  INCOME TAXES

         For the period from February 5, 1997 (inception) to December 31, 1997, the Company was not required to provide for federal or state income taxes due to its net loss. Under the provisions of SFAS No. 109, the Company has provided a valuation allowance to reserve against 100% of its net operating loss carryforwards. The Company's taxable results are included in the consolidated income tax return of Andrx. The Company and Andrx have a tax allocation agreement that provides, among other things, for the allocation of federal income tax liabilities to the Company at the approximate amounts which would have been computed as if the Company had filed separate tax returns. As of December 31, 1997, for financial reporting purposes and federal income tax purposes, the Company has net operating loss carryforwards of approximately $1 million, which if not utilized, will expire in 2012. Net operating loss carryforwards are subject to review and possible adjustments by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%.

(5) COMMITMENTS

SOFTWARE LICENSE AGREEMENT

         In July 1997, the Company entered into a one-year semi-exclusive license agreement with the owner of a software application whereby the Company has agreed to pay the owner an initial up front fee of $100,000 and sliding fees per site ranging from $40 to $500 based on the number of sites and software version installed. Such sliding fees are subject to a minimum disbursement of $5,000 per month. As of December 31, 1997, there were no site installations. For the period from February 5, 1997 (inception) to December 31, 1997, the Company has capitalized $160,000 under this agreement of which $130,000 was paid.

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

             UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                          (INCEPTION) TO SEPTEMBER 30, 1997

EMPLOYMENT CONTRACT

         The Company has entered into an employment contract with the Company's Vice President of Technical Development. The contract provides for an annual base salary, plus stock options, plus a royalty equal to 2% of the net revenue derived by the Company from the sale, lease or licensing of its software applications, payable quarterly, provided that the Vice President of Technical Development remains an employee at the time each such royalty payment is due.

PRODUCT LIABILITY

         Software products such as those to be offered by the Company frequently contain undetected errors or failures when first introduced or as new versions are released. Testing of the Company's products is particularly challenging because it is difficult to simulate the wide variety of computing environments in which the Company's potential customers may deploy these products. There can be no assurance that defects, errors or difficulties will not cause delays in product introductions, result in increased costs and diversion of development resources, require design modifications or decrease market acceptance or customer satisfaction with the Company's products. In addition, there can be no assurance that, despite testing by the Company and by potential customers, errors will not be found after commencement of commercial introduction, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Company's business, operating results and financial condition.

OPERATING LEASE

         In September 1998, CyBear entered into a lease for 18,400 square feet of space in Boca Raton, Florida to house its corporate headquarters and network systems. The lease provides for annual rent of $230,000 and has a five-year term commencing at the earlier of the completion of improvements to the space or January 1, 1999 with one five-year renewal option at market rates. Until the space is completed, CyBear will temporarily occupy 2,750 square feet of space at the same facility at a monthly rate of $1,250. CyBear will vacate both the temporary space and the Andrx space when the new space is ready for occupancy.

PREFERRED VENDOR AGREEMENT

         In September 1998, CyBear has entered into a three-year strategic alliance with The IPA Association of America ("TIPAAA"), the nation's leading trade association focused on physician independent practice associations ("IPA's") whereby CyBear will become the preferred ISP and Internet business applications provider for TIPAAA. In consideration of its preferred vendor status, CyBear agreed to make to TIPAAA three $100,000 annual payments and to grant TIPAAA an option to purchase 100,000 shares of its common stock at an exercise price of $3.00 per share. The stock options have a five-year term and vest at the rate of one share for every two TIPAAA physicians that become and remain a CyBear user for a minimum of three months. The Company will record charges to earnings for the options that vest.

 (6) RELATED PARTY TRANSACTIONS

         The Company and Andrx have a corporate services agreement whereby Andrx provides the Company with various services of its management such as executive management, accounting and finance, legal, payroll and human resources. For the period from February 5, 1997 (inception) to December 31, 1997, the Company incurred amounts for these services based upon mutually agreed upon allocation methods. Management believes that the amounts incurred for these services approximate fair market value. Costs for such services were $110,000 for the period from February 5, 1997 (inception) to December 31, 1997 and $90,000 for the nine months ended September 30, 1998.

         From February 5, 1997 (inception) to December 31, 1997, the Company provided Andrx with software development services. The Company charged Andrx based on mutually agreed upon allocation methods. Software development services charged to Andrx were $95,927 for the period from February 5, 1997 (inception) to December 31, 1997.

         In February 1997, Andrx entered into an agreement with Group One Enterprises, Inc. ("Group One"), a shareholder of the Company, whereby Group One agreed to provide certain consulting services to the Company. The agreement with Group One was terminated in 1997.

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                        (INCEPTION) TO SEPTEMBER 30, 1997

Costs incurred for services provided by Group One were $68,000 for the period from February 5, 1997 (inception) to December 31, 1997.

         Due to Andrx on the accompanying balance sheets represents advances from Andrx to fund the Company's operations and the related accrued interest. Such advances bear interest at prime (8.5% at December 31, 1997) plus 1/2% and will be contributed as additional paid-in capital to the Company upon the consummation of certain transactions, including but not limited to, a merger. The Company recorded $28,220 in interest expense on these advances for the period from February 5, 1997 (inception) to December 31, 1997. As of December 31, 1997, the Company has not paid any interest expense on the "Due to Andrx".

         The Company and Andrx have a tax allocation agreement that provides, among other things, for the allocation of federal income tax liabilities to the Company at the approximate amounts which would have been computed as if the Company had filed separate tax returns.


(7) CONVERTIBLE PREFERRED STOCK

         In February 1997, the Company issued 130,000 shares of convertible preferred stock to Group One for a promissory note of $30,000. The fair value of the convertible preferred stock was $0.23 per share as determined by the Company's Board of Directors. As of December 31, 1997, the promissory note was paid in full. The preferred stock issued had the same voting and dividend rights as the common stock but had a liquidation preference and was convertible into common stock of the Company on a one-fo one basis if the consulting agreement with Group One was terminated before an initial public offering. The agreement with Group One was terminated in 1997 and the 130,000 shares of preferred stock were converted into 130,000 shares of common stock.

(8) STOCK INCENTIVE PLAN

         The Company has reserved 1,000,000 shares of its common stock for issuance under its 1997 Stock Option Plan (the "Plan"). Under the Plan, incentive and nonqualified stock options are available to directors, officers, employees or consultants to the Company. The terms of each option agreement are determined by the Company's Board of Directors or its compensation committee (the "Committee"). The terms for, and exercise price at which any stock option may be awarded is to be determined by the Committee. Options granted under the Plan must be exercised within ten years of the date of grant, unless a shorter period is designated at the time of grant. Options granted in 1997 vest ratably over a four year period.

         The Company accounts for options granted to employees under the Plan in accordance with the provisions of APB No. 25. Each stock option has an exercise price equal to the market price on the date of grant and, accordingly, no compensation expense has been recorded for any stock option grants to employees. Had compensation cost for the Company's stock options been

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

             UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                          (INCEPTION) TO SEPTEMBER 30, 1997

based on fair value at the grant dates consistent with the methodologies of SFAS No. 123, the Company's pro forma basic and diluted net loss and basic and diluted net loss per share would have been $1,590,717 and $0.12, respectively for the period from February 5, 1997 (inception) to December 31, 1997.

         A summary of the Plan's activity is as follows:

                                                                                          WEIGHTED         WEIGHTED
                                                                                          AVERAGE           AVERAGE
                                                           NUMBER         EXERCISE        EXERCISE         REMAINING
                                                          OF SHARES        PRICE           PRICE             LIFE
                                                          ---------       --------        --------         ---------
Options outstanding, February 5, 1997 (inception)               --              --              --             --
Granted                                                    350,000           $1.00           $1.00           9.24
                                                          --------
Options outstanding, December 31, 1997                     350,000           $1.00           $1.00           9.24

Options exercisable, December 31, 1997                          --              --              --             --

         The weighted average fair market value per share as of the grant date was $0.70 for stock options granted during 1997. The fair value of each option grant was estimated using the Black-Scholes option pricing model with the following assumptions: expected volatility of 75%; risk-free interest rate of 5.3%; no expected dividends; and expected lives of options of 6.0 years.

(9) LITIGATION

         On March 18, 1998, Andrx received a letter from counsel for Medix Resources, Inc. ("Medix") and its subsidiary, Cymedix Lynx Corporation ("Cymedix") alleging the theft and unlawful appropriation by Andrx, the Company, and certain directors, officers and employees of the Company and Andrx of certain computer medical software and internet medical communications technology allegedly owned by Cymedix. The letter demands trebled damages totaling $396.6 million pursuant to the civil theft provisions of Florida law, and also alleges claims under Florida's Racketeer Influenced and Corrupt Organization Act and certain other provisions of federal and state law. The Company and Andrx believe that Medix's and Cymedix's accusations and threatened claims have no basis in substantial fact or legal support and on March 23, 1998, the Company and Andrx filed a complaint against Medix and Cymedix for libel and slander arising from the improper public dissemination of the contents of the aforesaid demand letter with respect to each of the matters set forth in that letter. The Company and Andrx intend to vigorously prosecute their complaints, which seek damages, costs, interest and attorneys' fees. On June 2, 1998 Medix, on behalf of Cymedix, filed a complaint against the Company , Andrx and certain Company and CyBear directors, officers and employees alleging the theft and unlawful appropriation of Cymedix' computer medical software for remote online healthcare Providers and Cymedix' Internet medical communications technology allegedly owned by Cymedix. Medix is seeking treble damages totaling $396 million. The Company and

                                  CYBEAR, INC.

                         (A DEVELOPMENTAL STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION)
                              TO DECEMBER 31, 1997

          UNAUDITED WITH RESPECT TO THE NINE MONTHS ENDED SEPTEMBER 30,
                    1998 AND THE PERIOD FROM FEBRUARY 5, 1997
                        (INCEPTION) TO SEPTEMBER 30, 1997

Andrx believe that Medix's suit has no basis in substantial fact or legal support and is without merit, and intend to vigorously defend these claims. Accordingly, the Company and Andrx believe that the outcome of this lawsuit will not be material to their results of operations and financial positions. However, there can be no assurance that CyBear will prevail in this litigation or that an adverse outcome would not have a material adverse effect on CyBear.

         From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. Except for the matter disclosed above, the Company is not currently a party to any other legal proceeding, the adverse outcome of which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company's business, operating results and financial condition.

                                  CYBEAR, INC.

            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following Unaudited Pro Forma Financial Information includes the accounts of 1997 Corp. and CyBear, Inc. assuming that all of the 1997 Corp. stockholders accept the Acquisition Offer. The transaction between 1997 Corp. and CyBear Inc. is accounted for as a purchase in accordance with accounting principles generally accepted in the United States.

         The following Unaudited Pro Forma Balance Sheet presents the pro forma combined financial position of CyBear, Inc. as of September 30, 1998 as if the pending transaction between 1997 Corp. and CyBear, Inc. had been consummated as of September 30, 1998.

         The following Unaudited Pro Forma Statements of Operations for the nine months ended September 30, 1998 and for the period from February 5, 1997 (inception) for CyBear, Inc. and March 17, 1997 (inception) for 1997 Corp. to December 31, 1997 present the pro forma results of the combined company as if the transaction between 1997 Corp. and CyBear, Inc. had been consummated at the beginning of the period presented.

         The unaudited pro forma basic and diluted net loss per share and the basic and diluted weighted average shares of common stock outstanding of CyBear, Inc. are determined based on the number of common shares of 1997 Corp. issued in the Merger Agreement between 1997 Corp. and CyBear, Inc. as if the transaction had been consummated at the beginning of the period presented.

         This Unaudited Pro Forma Financial Information and notes thereto should be read in conjunction with the respective historical financial statements and notes thereto of 1997 Corp. and CyBear, Inc. The pro forma information presented is for informational purposes only and may not necessarily reflect future results of operations.

                                  CYBEAR, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET

                               SEPTEMBER 30, 1998


                                                                                      PRO FORMA
                                       1997 CORP.     CYBEAR, INC.    ADJUSTMENT     CYBEAR, INC.
                                       ----------     ------------    ----------     ------------
ASSETS
Current assets:
  Cash                                 $    1,028     $      1,000    $  153,998 (b) $  156,026
  Prepaid expenses                             --          134,570            --        134,570
  Deferred merger costs                        --           31,709       (31.709)(g)         --
                                       ----------     ------------    ----------     ----------
    Total current assets                    1,028          167,279       122,289        290,596

Shareholders escrowed funds               153,998               --      (153,998)(b)         --

Property and equipment, net                    --          308,133            --        308,133

Software license, net                          --          159,897            --        159,897

Software development costs, net                --           70,000            --         70,000

Other assets                                   --            4,415            --          4,415
                                       ----------     ------------    ----------     ----------

     Total assets                         155,026     $    709,724    $  (31,709)    $  833,041
                                       ==========     ============    ==========     ==========

LIABILITIES AND SHAREHOLDERS'
EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                     $   58,641     $    238,306    $   10,000 (h) $  425,238
                                                                         118,291 (i)
  Accrued payroll and employee benefits        --          162,243            --        162,243
  Due to Andrx Corporation                     --        3,779,178    (3,779,178)(a)         --
                                       ----------     ------------    ----------     ----------
    Total current liabilities              58,641        4,179,727    (3,650,887)       587,481
                                       ----------     ------------    ----------     ----------
Notes payable to directors                  3,000               --            --          3,000
Commitments and contingencies

Shareholders' equity (deficit)(1):
  Convertible preferred stock                  --               --            --             --
  Common stock                                 45           13,000           225 (c)     13,270
                                                                          13,000 (d)
                                                                         (13,000)(e)
  Additional paid-in capital              210,005          543,226     3,779,178 (a)  4,322,134
                                                                            (225)(c)
                                                                         (13,000)(d)
                                                                          13,000 (e)
                                                                        (116,665)(f)
                                                                         (31,709)(g)
                                                                         (10,000)(h)
                                                                         (51,676)(i)
  Accumulated deficit                    (116,665)      (4,026,229)      116,665 (f) (4,092,844)
                                                                         (66,615)(i)
                                       ----------     ------------    ----------     ----------
    Total shareholders' equity
     (deficit)                             93,385       (3,470,003)    3,619,178        242,560
                                       ----------     ------------    ----------     ----------
    Total liabilities and shareholders'
     equity (deficit)                  $  155,026      $   709,724    $  (31,709)    $  833,041
                                       ==========     ============    ==========     ==========


              (1) 1997 Corp.'s shareholders' equity is redeemable.


       The accompanying notes to unaudited pro forma financial statements are an integral part of this balance sheet.

                                  CYBEAR, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

      FOR THE PERIOD FROM FEBRUARY 5, 1997 (INCEPTION) FOR CYBEAR, INC. AND
         MARCH 17, 1997 (INCEPTION) FOR 1997 CORP. TO DECEMBER 31, 1997


                                                   1997 CORP.          CYBEAR, INC.                     PRO FORMA CYBEAR, INC.
                                              FOR THE PERIOD FROM   FOR THE PERIOD FROM                   FOR THE PERIOD FROM
                                                 MARCH 17, 1997       FEBRUARY 5, 1997                      FEBRUARY 5, 1997
                                                 (INCEPTION) TO       (INCEPTION) TO                         (INCEPTION) TO
                                               DECEMBER 31, 1997     DECEMBER 31, 1997      ADJUSTMENT      DECEMBER 31, 1997
                                              -------------------   -------------------     ----------  ---------------------

Revenues:
  Software development services to
  Andrx corporation                           $                --   $            95,927     $       --  $            95,927
                                              -------------------   -------------------     ----------  --------------------
Operating expenses:
  Software development                                         --             1,502,370             --            1,502,370
  General and administrative                               59,393               123,906             --              183,299
                                              -------------------   -------------------     ----------  --------------------

Total operating expenses                                   59,393             1,626,276             --            1,685,669
                                              -------------------   -------------------     ----------  --------------------
Loss from operations                                      (59,393)           (1,530,349)            --           (1,589,742)
  Interest income                                           1,362                    --             --                1,362
  Interest expense on due to Andrx
   corporation                                                 --               (28,220)            --              (28,220)
                                              -------------------   -------------------     ----------  --------------------
Net loss                                      $           (58,031)  $        (1,558,569)    $       --  $        (1,616,600)
                                              ===================   ===================     ==========  ====================
Basic and diluted net loss per share          $             (0.35)  $             (0.12)                $             (0.12)(j)
                                              ===================   ===================                 ====================
Basic and diluted weighted average
  shares of common stock outstanding                      167,043            12,768,303                          13,265,306 (j)
                                              ===================   ===================                 ====================


       The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                                  CYBEAR, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                                                    PRO FORMA
                                                      1997 CORP.    CYBEAR, INC.     ADJUSTMENT    CYBEAR, INC.
                                                      ----------    ------------     ----------    ------------
Revenues:
  Software development services to Andrx
  Corporation                                         $       --    $         --     $       --    $        --
                                                      ----------    ------------     ----------    ------------
Operating expenses:
  Software development                                        --       1,364,007             --       1,364,007
  General and administrative                              61,270         958,394       ( 45,000)(j)     974,664
                                                      ----------    ------------     ----------    ------------
Total operating expenses                                  61,270       2,322,401        (45,000)      2,338,671
                                                      ----------    ------------     ----------    ------------
Loss from operations                                     (61,270)     (2,322,401)        45,000      (2,338,671)
  Interest income                                          2,636              --             --           2,636
  Interest expense on due to Andrx Corporation                --        (145,259)            --        (145,259)
                                                      ----------    ------------     ----------    ------------
  Net loss                                            $  (58,634)   $ (2,467,660)    $   45,000    $ (2,481,294)
                                                      ==========    ============     ==========    ============
  Basic and diluted net loss per share                $    (0.22)   $      (0.19)                  $      (0.19)(k)
                                                      ==========    ============                   ============
  Basic and diluted weighted average shares of
  common stock outstanding                               270,000      13,000,000                     13,270,000 (k)
                                                      ==========    ============                   ============


             The accompanying notes to unaudited pro forma financial statements are an integral part of these statements.

                                  CYBEAR, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

(a) Represents CyBear, Inc.'s capital contribution from Andrx Corporation resulting from the conversion of the due to Andrx Corporation immediately prior to the consummation of the Merger Agreement.

(b) Represents the release of 1997 Corp.'s shareholders escrowed funds as a result of the consummation of the Merger Agreement.

(c) Represents the stock split of 1997 Corp.'s 45,000 common shares outstanding into 270,000 common shares immediately prior to the consummation of the Merger Agreement. The 6:1 stock split for 1997 Corp. is reflected retroactively for all periods reflected.

(d) Represents the issuance of 13,000,000 common shares of 1997 Corp. to acquire all the outstanding capital stock of CyBear, Inc. upon consummation of the Merger.

(e)      Represents the elimination of CyBear, Inc.'s common stock.

(f)      Represents the elimination of 1997 Corp.'s accumulated deficit.

(g) Represents the reclassification to additional paid-in capital of $31,709 of transaction costs incurred by CyBear Inc., prior to September 30, 1998, in connection with the Merger.

(h) Represents an additional $10,000 of transaction costs incurred by 1997 Corp. in connection with the Merger.

(i) Represents an additional $118,291 of transaction costs incurred by CyBear, Inc. in connection with the Merger.

(j) Represents the reversal of $45,000 of transaction costs expensed by 1997 Corp. in connection with the Merger.

(k) Basic and diluted net loss per share and the basic and diluted weighted average shares of common stock outstanding of 1997 Corp. are determined based as if the stock split of 1997 Corp. and the issuance of 13,000,000 common shares of 1997 Corp. had occurred at the beginning of all periods presented.